UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2007

RALCORP HOLDINGS, INC.

(Exact Name of Registrant as specified in Charter)

Missouri	1-12619	43-1766315
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Market Street, Suite 2900, St. Louis, MO	63101
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (314) 877-7000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Form 8-K/A amends the Form 8-K filed by Ralcorp Holdings, Inc. on November 20, 2007 (the “Original 8-K”), solely to update the exhibit index to include the form of (i) Tax Allocation Agreement, (ii) Transition Services Agreement, (iii) Ralcorp’s Master External Manufacturing Agreement, (iv) Kraft’s Master External Manufacturing Agreement and (v) Project Agreement. The Original 8-K is not changed in any other respects.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
*2.1	RMT Transaction Agreement dated November 15, 2007, by and among Kraft Foods Inc., Cable Holdco, Inc, Ralcorp Holdings, Inc. and Ralcorp Mailman LLC (pursuant to Item 601(b)(2) of Regulation S-K, annexes and schedules to the RMT Transaction Agreement have been omitted; annexes and schedules will be supplementally provided to the SEC upon request).

10.1	Form of Tax Allocation Agreement.

10.2	Form of Transition Services Agreement.

10.3	Form of Ralcorp’s Master External Manufacturing Agreement.

10.4	Form of Kraft’s Master External Manufacturing Agreement.

10.5	Form of Project Agreement.

*	Incorporated by reference to the Company’s Form 8-K filed November 20, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ralcorp Holdings, Inc.
(Registrant)

By:	/s/ T.G. Granneman
T.G. Granneman
Duly Authorized Signatory and Chief Accounting Officer

Date: June11, 2008

EXHIBIT INDEX

Exhibit No.	Description
*2.1	RMT Transaction Agreement dated November 15, 2007, by and among Kraft Foods Inc., Cable Holdco, Inc, Ralcorp Holdings, Inc. and Ralcorp Mailman LLC (pursuant to Item 601(b)(2) of Regulation S-K, annexes and schedules to the RMT Transaction Agreement have been omitted; annexes and schedules will be supplementally provided to the SEC upon request).

10.1	Form of Tax Allocation Agreement.

10.2	Form of Transition Services Agreement.

10.3	Form of Ralcorp’s Master External Manufacturing Agreement.

10.4	Form of Kraft’s Master External Manufacturing Agreement.

10.5	Form of Project Agreement.

*	Incorporated by reference to the Company’s Form 8-K filed November 20, 2007.